UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Item 5.07   Submission of Matters to a Vote of Security Holders.

(b)     At the Company’s 2025 Annual Meeting held on February 4, 2025, of the 9,882,613 shares outstanding and entitled to vote, 7,281,537 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as certified by the Inspector of Elections for the Meeting, are as follows:

Item No. 1: Election of five directors to serve until the Company’s 2026 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Withhold	Broker Non-Votes
Victor Dellovo	5,373,512	186,789	1,721,236
Ismail “Izzy” Azeri	5,218,463	341,838	1,721,236
Anthony Folger	5,386,653	173,648	1,721,236
Stephen Webber	5,387,153	173,148	1,721,236
Marilyn T. Smith	5,267,073	293,228	1,721,236

Item No. 2: Advisory vote to approve the compensation paid to the Company’s named executive officers, voted as follows:

For	Against	Abstain	Broker Non-Votes
4,977,528	321,853	260,920	1,721,236

Or

Item No. 3: Approval of the CSP Inc. 2025 Stock Incentive Plan voted as follows:

For	Against	Abstain	Broker Non-Votes
3,481,638	1,810,417	268,246	1,721,236

Item No. 4: Ratification of the appointment of RSM US, LLP as the Company’s independent auditors for fiscal 2025 voted as follows:

For	Against	Abstain
7,107,255	154,424	19,858

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: February 6, 2025

By: /s/Gary W. Levine

Gary W. Levine

Chief Financial Officer